EXHIBIT D-9


                                STATE OF ILLINOIS
                          ILLINOIS COMMERCE COMMISSION
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                         )      Thirty-day notice of the transfer of property
                         )      located in Winnebago County, Illinois,
SOUTH BELOIT WATER, GAS  )      pursuant to Section 16-111(g) of the
AND ELECTRIC COMPANY     )      Public Utilities Act, as amended by the
                         )      Electric Service Customer Choice and Rate
                         )      Relief Law of 1997.


                 SOUTH BELOIT WATER, GAS, AND ELECTRIC COMPANY'S
                           NOTICE OF PROPERTY TRANSFER

     Pursuant to Section 16-111(g) of the Public Utilities Act, as amended by the Electric Service Customer Choice and Rate Relief Law of 1997 ("Act") (220 ILCS 5/16-111(g)), South Beloit Water, Gas and Electric Company ("SBWGE") submits this Notice of Property Transfer ("Notice") and states as follows:

     1. SBWGE has reached agreement to transfer its ownership and control of its federal jurisdictional transmission assets, consisting of less than a mile of 345 kV transmission facilities and approximately ten miles of 69 kV transmission facilities located in Winnebago County, Illinois (the "Property"), to the American Transmission Company, LLC. (The facilities to be transferred are shown on the map attached hereto as Exhibit A, and do not include any facilities operated at voltages lower than 50 kV, or any facilities used to serve retail customers directly.) The transferred facilities represent less than 15% of the total depreciated original cost investment of SBWGE's transmission and distribution facilities. As required by Section 16-111(g) of the Act, SBWGE is providing the Commission with thirty days notice of the transfer.


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     2.   SBWGE will record entries on its books and records of account in connection with the transfer of the Property as shown on the Schedule of Accounting Entries attached hereto as Exhibit B.

     3. SBWGE has attached to this Notice as Exhibit C a statement by Arthur Andersen certifying that the foregoing entries are in accord with generally accepted accounting principles.

     4. SBWGE has attached to this Notice as Exhibit D a statement by John Kratchmer, SBWGE's chief accounting officer, certifying that the foregoing entries are in accordance with the Commission's previously approved guidelines for cost allocations between SBWGE and its affiliates.

     5. SBWGE will use the proceeds from the transfer of the property to reduce debt.

     6. The Federal Energy Regulatory Commission (FERC) must approve the transaction pursuant to Section 203 of the Federal Power Act, 16 U.S.C. ss. 824b,1 and the Securities Exchange Commission must approve certain aspects of the transaction under the Public Utilities Holding Company Act. No Illinois State agency approvals are required prior to transferring the Property.

     7. SBWGE irrevocably commits that it will not, as a result of transferring the Property, impose any stranded costs charges that it might otherwise be allowed to charge retail customers under federal law.

     8. SBWGE irrevocably commits that it will not, as a result of transferring the Property, increase the transition charges that it is otherwise


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1  On September 27, 2000, FERC issued its Order approving this transfer in
Docket No. EC00-120-000.


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entitled to collect under Section 16 of the Public Utilities Act, as amended by the Electric Service Customer Choice and Rate Relief Law of 1997.


                                        By:
                                           ------------------------------------
                                           Attorney for
                                           South Beloit Water, Gas and
                                           Electric Company


Kent M. Ragsdale, Managing Attorney
Alliant Energy Corporate Services
200 First Street, SE
Post Office Box 351
Cedar Rapids, IA 52406-0351
Phone: (319) 398-7765
Fax: (319) 398-4533
kentragsdale@alliant-energy.com


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                                STATE OF ILLINOIS
                          ILLINOIS COMMERCE COMMISSION
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                         )      Thirty-day notice of the transfer of property
                         )      located in Winnebago County, Illinois,
SOUTH BELOIT WATER, GAS  )      pursuant to Section 16-111(g) of the
AND ELECTRIC COMPANY     )      Public Utilities Act, as amended by the
                         )      Electric Service Customer Choice and Rate
                         )      Relief Law of 1997.


                                NOTICE OF FILING
                                ----------------

TO:       Ms. Mary Selvaggio
          Financial Analysis Division
          Illinois Commerce Commission
          527 East Capitol Avenue
          Springfield, Illinois  62706

          PLEASE TAKE NOTICE that on this date we have sent by Federal Express for filing with the Illinois Commerce Commission, 527 East Capitol Avenue, Springfield, Illinois 62706, the original and three copies of South Beloit Water, Gas and Electric Company's Notice of Property Transfer.

          DATED this       day of             , 2000.
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                                             ----------------------------------
                                                       Attorney for
                                             SOUTH BELOIT WATER, GAS AND
                                             ELECTRIC COMPANY


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                                                                    ATTACHMENT D

                 CERTIFICATION PURSUANT TO SECTION 16-111(G)(I)

     I, John E. Kratchmer, Corporate Controller and Chief Accounting Officer for Alliant Energy Corporation, state that I am the chief accounting officer for South Beloit Water, Gas & Electric Company and hereby certify that the pro forma adjustments shown in Attachment B to the notice, dated November __, 2000, of South Beloit Water, Gas & Electric Company pursuant to Section 16-111(g) of the Public Utilities Act, 220 ILCS 5/16-111, are in accord with the Service Company Agreement (Public Utility) entered into by South Beloit Water, Gas & Electric Company as of April 23, 1998 and approved by the Illinois Commerce Commission on September 11, 1998 in Docket No. 98-0011.



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